UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300
Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

(c) On October 28, 2016, Tom L. Brock, age 44, was appointed Vice President, Chief Accounting Officer of the Company and was designated the principal accounting officer of the Company. Mr. Brock joined the Company in August 2016 and prior to such appointment served as Senior Director of Accounting.  Mr. Brock previously served as the Vice President, Chief Accounting Officer and Corporate Controller of American Midstream GP, LCC, the general partner of American Midstream Partners, LP, a publicly traded master limited partnership, from November 2013 through August of 2016, where he lead the accounting and tax departments and participated in the execution of the partnership’s growth strategy. He joined American Midstream Partners, LP in July 2012 as Vice President, Corporate Controller prior to being promoted to Chief Accounting Officer.  Prior to his appointment with American Midstream Partners, LP, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas, where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.

In connection with his appointment, Mr. Brock received a grant of 125,000 restricted stock units (“RSUs”), pursuant to the Extraction Oil & Gas, Inc. 2016 Long Term Incentive Plan (the “LTIP”).  Upon vesting, each RSU will entitle Mr. Brock to receive one share of Common Stock. The RSUs will vest over a three-year period, contingent on Mr. Brock’s continuous service through each vesting date, pursuant to the following schedule: 25% on the first anniversary of the date of grant, 25% on the second anniversary, and 50% on the third anniversary.  The foregoing description of the RSU awards is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Award Agreement (for Employees), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

In connection with his designation as principal accounting officer of the Company, the Company entered into an employment agreement with Mr. Brock on October 28, 2016, effective as of November, 1, 2016 (the “Employment Agreement”).  The Employment Agreement includes an initial term of three years, subject to termination upon notice or certain other conditions, and automatically extends for an additional one-year period every year thereafter unless the Company or the Executive gives written notice that the automatic extension will not occur within 60 days prior to the end of the initial term, or, if applicable, the current extension term.  Pursuant to the terms of the Employment Agreement, Mr. Brock’s annual base salary is $250,000, and Mr. Brock is entitled to (1) a target annual bonus opportunity and (2) an annual performance-based equity award, both with an expected target value equal to 60% his annual base salary, subject to annual adjustment by the Board of Directors of the Company.

If the Executive’s employment is terminated by the Company for any reason other than “cause” or if the Executive terminates employment for “good reason,” (the terms “cause,” and “good reason,” as defined in the Employment Agreement), then, subject to Mr. Brock’s timely execution and non-revocation of a release of claims, Mr. Brock will be entitled to receive the following from the Company (1) any earned but unpaid annual bonus for the calendar year ending prior to the date of termination; (2) a lump sum payment equal to 0.5 times (or one times, in the event such termination of employment occurs within the 12-month period following the occurrence of a “change in control,” as such term is defined in the Employment Agreement) Mr. Brock’s annual base salary at the time of termination; and (3) for a period of up to 6 months following termination, reimbursement on a monthly basis of the portion of the premiums paid by the Executive to continue coverage under the Company’s group health plans under COBRA that exceeds the employee premium amount that similarly situated active employees of the Company pay for the same or similar coverage under such plans.  The Employment Agreement also provides that Mr. Brock is subject to customary noncompetition and non-solicitation restrictions during the term of his employment and for a period of six months following termination (12 months for certain terminations following a change of control).

The foregoing description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

There is no other arrangement or understanding between Mr. Brock and any other persons pursuant to which he was appointed to Vice President, Chief Accounting Officer. Mr. Brock does not have any family relationship with any director or executive officer of the Company. There is no relationship between Mr. Brock and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreement

(c) and (e) In connection with his appointment as Chief Accounting Officer, the Company entered into an Indemnification Agreement with Mr. Brock (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify Mr. Brock to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibits 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1

Form of Restricted Stock Unit Award Agreement (for Employees) (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-214089) filed with the Commission on October 13, 2016).

10.2	Employment Agreement effective as of November 1, 2016 among the Company and Tom L. Brock.

10.3	Indemnification Agreement (Tom L. Brock).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2016

EXTRACTION OIL & GAS, INC.

	By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Restricted Stock Unit Award Agreement (for Employees) (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-214089) filed with the Commission on October 13, 2016).

10.2	Employment Agreement effective as of November 1, 2016 among the Company and Tom L. Brock.

10.3	Indemnification Agreement (Tom L. Brock).